QuickLinks -- Click here to rapidly navigate through this document

News Release For Immediate Release
Contact Information:	Media Inquiries: Chris Bright Tel: (503) 612-6700 ext. 594 E-mail: cbright@pixelworks.com Web site: www.pixelworks.com	Investor Inquiries: Jodie Brady Tel: (503) 612-6700 ext. 527 E-mail: jodieb@pixelworks.com

Pixelworks Completes Acquisition of nDSP Corporation

        Tualatin, Ore., January 16, 2002—Pixelworks, Inc. (NASDAQ:PXLW), a leading provider of system-on-a-chip ICs for the advanced display market, today announced that it has completed the acquisition of nDSP Corporation, a privately held fabless semiconductor company based in Campbell, Calif. nDSP's video processing ICs will join Pixelworks' SignalProcessor product line and will complement Pixelworks' ImageProcessor system-on-a-chip ICs. The nDSP acquisition establishes Pixelworks' presence in China by adding two offices located in Beijing and Shenzhen, China.

        With this expanded technology portfolio Pixelworks plans to offer a choice of chip sets and highly integrated system-on-chip solutions so customers can tailor a video product design to meet the full range of price/performance criteria. nDSP's non-linear digital signal processing ICs provide dramatic enhancement of video quality in a compact silicon core engineered to deliver low-cost, high-performance video solutions for a wide variety of display products. nDSP's patent-pending video processing technology dramatically improves television image quality through frame rate conversion, interlaced to progressive scan conversion, noise reduction, motion compensation, sharpness enhancement, and resolution enhancement.

        The acquisition will be accounted for under the purchase method of accounting. Under terms of the acquisition, Pixelworks will issue 1.2 million shares of its Common Stock in exchange for all of the outstanding capital stock of nDSP. Pixelworks expects to record a one-time charge in the quarter ending March 31, 2002 for purchased in-process research and development expenses related to the acquisition.

About Pixelworks, Inc.

        Pixelworks, headquartered in Tualatin, Oregon, is a leading provider of system-on-a-chip ICs for the advanced display market. Pixelworks' solutions process and optimize video, computer graphics and Web information for display on a wide variety of devices used in business and consumer markets. Pixelworks ImageProcessor Architecture powers the world's most highly regarded flat panel display products, including monitors and projectors marketed by Compaq, Dell, NEC-Mitsubishi, Samsung, SANYO, Sharp, Sony and ViewSonic. For more information, please visit the company's Web site at www.pixelworks.com.

#####

        Pixelworks is a trademark of Pixelworks, Inc. All other trademarks and registration marks are the property of their respective corporations.

Safe Harbor Statement

        The statements in the press release above are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the company's business. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including those described above and the following: business and economic conditions, changes in growth in the flat panel monitor, multimedia projector, and advanced television industries, changes in customer ordering patterns, competitive factors, such as rival chip architectures, pricing pressures, insufficient, excess or obsolete inventory and variations in inventory valuation, continued success in technological advances, shortages of manufacturing capacity from our third-party foundries, litigation involving antitrust and intellectual property, the non-acceptance of the combined technologies by leading manufacturers, and other risk factors listed from time to time in the company's Securities and Exchange Commission filings. In addition, such statements are subject to the risks inherent in investments in and acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production, integration issues, unanticipated costs and expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues, accounting treatment and charges, and the risks that the investment or acquisition cannot be completed successfully or that anticipated benefits are not realized. The forward-looking statements contained in this news release speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release. If the company does update one or more forward-looking statements, investors and others should not conclude that the company will make additional updates with respect thereto or with respect to other forward-looking statements.

QuickLinks

Pixelworks Completes Acquisition of nDSP Corporation